Oppenheimer Global Allocation Fund
a series of Oppenheimer Quest for Value Funds
N-SAR Exhibit – Item 77I

Oppenheimer Quest for Value Funds (the “Registrant”), on behalf of its series Oppenheimer Global Allocation Fund, a Delaware statutory trust, was formerly organized as Oppenheimer Quest for Value Funds (the “Registrant”), on behalf of its series Oppenheimer Global Allocation Fund, a Massachusetts business trust.  “Appendix J – Summary Comparison of Governing Documents and State Law,” which describes the general effect of the conversion to a Delaware statutory trust on the rights of all shareholders, is included in the Definitive Proxy Statement of the Registrant on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession Number 0000728889-13-000623) and is hereby incorporated by reference in response to Item 77I of the Registrant’s Form N-SAR.

Oppenheimer Small-& Mid-Cap Value Fund
N-SAR Exhibit – Item 77I

Oppenheimer Quest for Value Funds, on behalf of its series, Oppenheimer Small- & Mid-Cap Value Fund (the “Trust”), a Delaware statutory trust, was formerly organized as Oppenheimer Small-& Mid-Cap Value Fund (the “Fund”) as series of Oppenheimer Quest For Value Funds (the “Trust”) Fund, a Massachusetts business trust.  “Appendix J – Summary Comparison of Governing Documents and State Law,” which describes the general effect of the conversion to a Delaware statutory trust on the rights of all shareholders, is included in the Definitive Proxy Statement of the Registrant on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession Number 0000728889-13-000623) and is hereby incorporated by reference in response to Item 77I of the Registrant’s Form N-SAR.

Oppenheimer Flexible Strategies Fund
a series of Oppenheimer Quest for Value Funds
N-SAR Exhibit – Item 77I

Oppenheimer Quest for Value Funds (the “Registrant”), on behalf of its series Oppenheimer Flexible Strategies Fund, a Delaware statutory trust, was formerly organized as Oppenheimer Quest for Value Funds (the “Registrant”), on behalf of its series Oppenheimer Flexible Strategies Fund, a Massachusetts business trust.  “Appendix J – Summary Comparison of Governing Documents and State Law,” which describes the general effect of the conversion to a Delaware statutory trust on the rights of all shareholders, is included in the Definitive Proxy Statement of the Registrant on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 (Accession Number 0000728889-13-000623) and is hereby incorporated by reference in response to Item 77I of the Registrant’s Form N-SAR.